Exhibit 21

Subsidiaries of MCG Capital Corporation

and Jurisdiction of Incorporation/Organization

MCG Finance I, LLC	Delaware
MCG Finance II, LLC	Delaware
MCG Finance III, LLC	Delaware
MCG Finance IV, LLC	Delaware
MCG Finance Corporation IH	Delaware

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